UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada	333-147980	26-0287664
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification Number)

525 S. Hewitt Street,
Los Angeles, California	90013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

Private Placement

As previously reported, OriginClear, Inc. (the “Company”) filed a Series F Certificate of Designation with the Nevada Secretary of State on August 16, 2018. Pursuant to the Series F Certificate of Designation, the Company may issue up to 6,000 shares of the Series F Preferred Stock, each share of the Series F Preferred Stock having a stated value of $1,000. Pursuant to subscription agreements entered into with purchasers of the Series F Preferred Stock, the Company will also issue to each investor who has purchased shares of Series F Preferred Stock, shares of the Company’s common stock in an amount equal to, for each share of Series F preferred stock, five hundred dollars ($500) divided by the closing price on the date the Company receives the executed subscription documents and the purchase price from such investor.

Between September 28, 2018 and October 4, 2018, the Company entered into subscription agreements with certain accredited investors pursuant to which the Company sold an aggregate of 310 of the Company’s Series F preferred stock for an aggregate purchase price of $310,000.

In connection with the Series F Certificate of Designation and subscription agreements entered into with investors, on September 28, 2018, the Company issued an aggregate of 167,265,906 shares of its common stock to certain holders of its Series F preferred stock.

The securities referenced above were offered and sold pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act, and Rule 506(c) of Regulation D promulgated under the Securities Act.

Conversion of Notes

As previously reported, the Company entered into agreements by and between the Company and various investors by which investors hold convertible promissory notes convertible into shares of the Company’s common stock. On October 3, 2018, holders of convertible promissory notes converted an aggregate principal and interest amount of $30,471 into an aggregate of 40,628,316 shares of the Company’s common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Consultant Issuances

On September 28, 2018, the Company issued to consultants and one employee an aggregate of 21,893,705 shares of the Company’s common stock in lieu of cash considerations.

The securities referenced above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

Make Good Issuances

In connection with certain one-time make good agreements, on September 28, 2018, the Company issued an aggregate of 10,207,956 shares of its common stock to certain holders of its common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act since, among other things, the transactions did not involve a public offering.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2018, the Company entered into Restricted Stock Grant Agreements (the “RSGAs”) with its Chief Executive Officer, Riggs Eckelberry, and two consultants to create management incentives to improve the economic performance of the Company and to increase its value and stock price. All shares issuable under the RSGAs are performance based shares and none have yet vested nor have any been issued. The RSGAs provide for the issuance of up to 30,000,000 shares of the Company’s common stock to Mr. Eckelberry and up to an aggregate of 27,000,000 shares of the Company’s common stock to the consultants provided certain milestones are met in certain stages; a) If the Company’s consolidated gross revenue, calculated in accordance with generally accepted accounting principles, consistently applied, equals or exceeds $15,000,000 for the trailing twelve month period as reported in the Company’s quarterly or annual financial statements, the Company will issue up to 15,000,000 shares of its common stock to Mr. Eckelberry and an aggregate of up to 13,500,000 shares of its common stock to the consultants; b) If the Company’s consolidated operating profit (Operating Profit = Operating Revenue - Cost of Goods Sold - Operating Expenses - Depreciation & Amortization), calculated in accordance with generally accepted accounting principles, equals or exceeds $1,500,000 for the trailing twelve month period as reported in the Company’s SEC Reports, the Company will issue up to 15,000,000 shares of its common stock to Mr. Eckelberry and an aggregate of up to 13,500,000 shares of its common stock to the consultants.

The forgoing description of the Restricted Stock Grant Agreement does not purport to be complete and is qualified in its entirety by referenced to the complete text of the Certificate of Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of RSGA (Incorporated by reference to the Quarterly Report on Form 10-Q filed by the Company on May 21, 2018.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINCLEAR, INC.

October 4, 2018	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry Title: Chief Executive Officer

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Index to Exhibits

Exhibit No.	Description

10.1	Form of RSGA (Incorporated by reference to the Quarterly Report on Form 10-Q filed by the Company on May 21, 2018.)

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